Exhibit 4.1

NUMBER

TGH

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THERMON GROUP HOLDINGS, INC.

CUSIP

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

THERMON GROUP HOLDINGS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of the Corporation's duly authorized officers.

CERTIFICATE OF STOCK

Dated:

Rodney Bingham

PRESIDENT AND CHIEF EXECUTIVE OFFICER

J. C. Peterson

SECRETARY

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(NEW YORK, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

PROOF OF: MARCH 29, 2011
THERMON GROUP HOLDINGS, INC.
WO 3422 VER 1 FC
OPERATOR: JR
NEW

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: HOLLY GRONER 931-490-7660

COLORS SELECTED FOR PRINTING: LOGO prints in pms 440 grey and 485 red. Intaglio prints in so 13 red.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: NOTICE: Shares PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE of the common stock represented by the within Certificate, and do hereby Irrevocably constitute and appoint to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE UNIF GIFT MIN ACT — Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Attorney PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF MARCH 29, 2011: THERMON GROUP HOLDINGS, INC. WO 3422 BK OPERATOR: JB New